Exhibit 99.1

Cray Business Plaza 100 Commercial St., P.O. Box 130 Atchison, Kansas 66002-0130 913.367.1480 • 913.367.0192 (fax) www.mgpingredients.com	NEWS RELEASE

Contact:  Steve Pickman, 913-367-1480

FOR IMMEDIATE RELEASE

MGP INGREDIENTS, INC. EXITS FUEL ALCOHOL BUSINESS

ATCHISON, Kan., February 3, 2009—MGP Ingredients, Inc. (Nasdaq/MGPI) announced today that it is exiting the fuel grade alcohol business effective immediately.  This decision principally affects MGPI’s distillery operations in Pekin, Ill.

In November, the company announced that it intended to curtail fuel grade alcohol production in Pekin until market conditions became more favorable.  However, market conditions for fuel grade alcohol have continued to erode and, as a result, the company has determined to cease fuel grade alcohol production at the Pekin plant altogether.  The company also plans to temporarily discontinue food grade alcohol production in Pekin for a period of 90 days.  This decision is not expected to affect MGPI’s ability to service existing food grade alcohol customers since the company will utilize existing inventories in Pekin while continuing to optimize food grade alcohol production at its Atchison, Kan., facility.

“The cutbacks in alcohol production relate solely to our distillery operations in Pekin, where all but a small fraction of our fuel alcohol is made,” said Tim Newkirk, president and chief executive officer.  “A smaller percentage of the Pekin distillery’s capacity is dedicated to food grade alcohol.  Recent adjustments to distillery processes and equipment in Pekin should enable us to more efficiently produce food grade alcohol in Pekin when the appropriate time to restart that portion of our operations is determined.  With these changes, we are discontinuing the production of fuel grade alcohol as a principal product line while giving full attention in our distillery products segment to strengthening our role as a world class provider of high quality food grade alcohol for beverage and industrial applications.  As part of the process of making food grade alcohol, a co-product of fuel alcohol is naturally produced, which, in our case, will amount to about 6 percent of our total distillery volume at this time.”

Approximately 85 to 90 percent of the Pekin distillery’s total available production capacity of 90 million gallons annually has traditionally been dedicated to fuel grade alcohol, with the remainder dedicated to food grade alcohol.  Through the continued utilization of distillery capacity at its Atchison plant, combined with current inventory supplies and available capacity in Pekin, MGPI expects to maintain its strong position as a leading U.S. provider of grain-based food grade alcohol for beverage and industrial applications.

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ADD 1—MGP INGREDIENTS EXITS

“The decision to exit the fuel grade alcohol business follows our recently stated commitment to curtail production in this area,” Newkirk said.  “More importantly,” he added, “the decision represents another huge step in our business transformation process, which is intended to ultimately return MGP Ingredients to profitability.  Factors such as extreme and sporadic swings in ethanol demand, volatility in raw material prices for corn, and the impact of volatile oil and gasoline prices have made it increasingly apparent that the fuel grade alcohol market is not one in which we currently can create value for the company and our stockholders on a sustainable or predictable basis.”

Newkirk added that “The food grade alcohol market, on the other hand, is an area which provides much greater stability and where we have had a solid presence since the company’s founding nearly seven decades ago.  Although we are temporarily cutting back food grade production at this time, we are equipped to broaden our presence in this market in the future and credit our engineering team led by Randy Schrick, vice president of engineering and corporate director of distillery manufacturing, for providing us with the capabilities to do so.”

Previous reductions in fuel grade alcohol production led to the temporary lay-offs of 14 union employees at the Pekin facility in early January.  As the result of today’s announcement, temporary lay-offs involving another 45 union employees and 20 non-union employees at the Pekin site will take effect this week.

“Unfortunately, this change requires several temporary lay-offs within the company,” Newkirk said.  “The decrease in the utilization of our alcohol production capacity affects not only manufacturing roles, but a number of complementary functions and services. The most difficult and painful aspect of our decision is the impact it has on our workforce.”

As previously announced, the company in November discontinued its wheat protein and starch manufacturing operations in Pekin, consolidating the production of these ingredients at its Atchison facility. Just prior to that, the company ended its wheat milling operations in Atchison after entering into an agreement with ConAgra Mills to supply MGPI’s wheat flour requirements for use in protein and starch production.

The majority of the Pekin facility’s proteins consisted of commodity wheat gluten, which principally is sold for use in breads and other bakery products, as well as in certain pet food applications. Likewise, the bulk of starches produced at the Pekin facility generally were classified as commodity ingredients for a variety of prepared foods, as well as bakery products.

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“As I stated at that time, we have been very straightforward about our strategy to strengthen MGP Ingredients by becoming a more customer-centric and, therefore, a less production-driven supplier of value-added products, with an intensified focus on our specialty ingredients and premium food grade alcohol products,” Newkirk said. “The move to exit our protein and starch operations in Pekin and concentrate our efforts on the production of value-added ingredient solutions in Atchison, Kansas was a critical step toward achieving this goal. The Atchison plant is equipped and has the flexibility to produce an array of specialty proteins and starches for both food and non-food uses. It also has available capacity to meet production requirements for certain proteins and starches in our remaining product portfolio that are no longer being manufactured in Pekin.”

The consolidation of protein and starch operations together with the shutdown of wheat milling operations resulted in a total of 52 lay-offs plus early retirement offers for another 31 union and non-union employees in Pekin and Atchison combined.

In connection with the latest and previously announced business transformation actions, the company estimates that it will recognize $17.4 million in special charges  for the quarter, including $811,000 on equipment at the company’s Kansas City facility and $11.2 million of which had been previously estimated and disclosed in the company’s Form 10-Q for the quarter ended Sept. 30, 2008.

In addition to these charges, the company has recorded a charge of $5.4 million to cost of sales for unrealized losses as of December 31, 2008 on a natural gas contract for its Pekin plant.  With the shutdown of protein and starch operations and the reduction and temporary idling of distillery operations at the Pekin plant, the commitments for the purchase of natural gas through the remainder of the fiscal year under this contract are in excess of projected consumption.  The company will continue to settle and mark this obligation to market monthly until its expiration, which is scheduled to occur on June 30, 2009.

“Given recent market conditions,” Newkirk said, “we have found ourselves having to rethink our strategy on fuel grade alcohol, while also reevaluating the economies of our distillery operations as a whole.  We have seen how the forces of change have upset the economics of the fuel alcohol business, as well as the impact this situation has on our prospects for long-term stockholder value creation.  It is our responsibility to manage such risks and choose the right opportunities, which is the basis of our recent decisions related to our protein and starch, wheat milling and distillery operations.  We are not averse to competing in commodity-related businesses, but will only consider doing so in the future if we can achieve a sustainable competitive advantage.”

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Newkirk concluded: “By concentrating on growing our specialty ingredients while also building off our expertise and longevity in the food grade alcohol market, we are re-focusing on our strongest core competencies and a more robust manner in which we can execute our strategies.  As a result, we are confident in our ability to build strength in our core markets, and to do so in a way that creates greater value.”

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements as well as historical information. Forward-looking statements are usually identified by or are associated with such words as “intend,” “plan”, “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will”, “could” and or the negatives of these terms or variations of them or similar terminology. They reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, company performance and financial results and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from our expectations include, among others:  (i) the availability and cost of grain, (ii) fluctuations in gasoline prices, (iii) fluctuations in energy costs, (iv) competitive environment and related market conditions, (v) our ability to realize operating efficiencies, (vi) the effectiveness of our hedging programs; (vii) access to capital and (viii) actions of governments. For further information on these and other risks and uncertainties that may affect the company’s business, see Item 1A.  Risk Factors in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and Part II. Item 1A, Risk Factors in the company’s Quarterly Report on Form 10Q for the quarter ended September 30, 2008.

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